Exhibit 99.1

Build-A-Bear Workshop, Inc. Announces Review of Lease Related Accounting Methods

    ST. LOUIS--(BUSINESS WIRE)--Feb. 28, 2005--Build-A-Bear Workshop, Inc. (NYSE:BBW), an interactive, entertainment retailer of customized stuffed animals, announced that it is reviewing its lease related accounting methods.
    Like many companies in the retail and restaurant industries, the company is reviewing its lease accounting methods in light of the new clarification of generally accepted accounting principles provided by the Office of the Chief Accountant of the Securities and Exchange Commission on Feb. 7, 2005.
    At this time, the company has determined it will restate certain prior period financial statements in order to correct its current method of accounting for rent holidays and landlord allowances. The company's review is in process and includes consultations with its independent auditor and audit committee of the board of directors. The company anticipates completing its review in conjunction with announcing fiscal 2004 financial results on March 10, 2005.
    As previously announced, Build-A-Bear Workshop plans to release fiscal 2004 fourth quarter and full year financial results before the market opens on March 10, 2005. The company will host a conference call to discuss the results at 9:00 a.m. Eastern Time that same morning. Speakers on the call include Maxine Clark, chairman and chief executive bear, Barry Erdos, president and chief operating officer bear and Tina Klocke, chief financial bear.

    About Build-A-Bear Workshop, Inc.

    Build-A-Bear Workshop, Inc. (NYSE:BBW) is the leading and only national, company providing a make-your-own stuffed animal interactive entertainment retail experience. The first store opened in St. Louis in 1997 and as of January 2005 the company operated 170 stores in 40 states and Canada. With the opening of its international store in Sheffield, England in the fall of 2003, and the addition of international stores in Japan, Denmark and Australia in 2004, Build-A-Bear Workshop has become the global leader in the teddy bear business. In November 2004, the company also opened two friends 2B made(R) stores, the newest concept launch from Build-A-Bear Workshop. For more information about the company and its products call (888) 560-BEAR (2327) or visit the company's award-winning website at www.buildabear.com.

    Forward-Looking Statements

    Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, lease accounting methods, expected financial restatements, future earnings release dates, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, those detailed in our final prospectus dated October 28, 2004 under the caption "Risk Factors" and the following: (1) we may be unable to maintain our current comparable store sales growth; (2) our marketing initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic; (3) we may be unable open new stores to effectively manage our growth; (4) we may be unable to effectively manage our international franchises or laws relating to those franchises may change; (5) we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion; (6) customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores; (7) general economic conditions may decrease, which could lead to reduced consumer demand for our products; (8) our market share could be adversely affected by a significant number of competitors; (9) we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team; (10) the ability of our principal vendors to deliver merchandise may be disrupted; (11) the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade; (12) third parties that manage our warehousing and distribution functions may perform poorly; (13) we may fail to renew, register or otherwise protect our trademarks or other intellectual property; (14) we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights; (15) we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms, or may violate the terms of our current leases; (16) we may experience failures in our communications or information systems; (17) terrorism or the uncertainty of future terrorist attacks or war could reduce consumer confidence and mall traffic; (18) we may become subject to challenges relating to overtime pay or other regulations relating to our employees; (19) we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise, and (20) we may improperly obtain or be unable to protect information from our guests in violation of privacy or security laws or expectations.
    These risks, uncertainties and other factors may adversely affect our business, growth, financial condition or profitability, or subject us to potential liability, and cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

    CONTACT: Build-A-Bear Workshop, Inc.
             Investors:
             Molly Salky, 314-423-8000 x5353
             or
             Media:
             Jill Saunders, 314-423-8000 x5293